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                                                                    EXHIBIT 10.5

                           POLE ATTACHMENT AGREEMENT

     This POLE ATTACHMENT AGREEMENT (the "Agreement") is dated this 3rd day of April, 1996 by COMMONWEALTH EDISON COMPANY ("ComEd"), an Illinois corporation, and 21ST CENTURY CABLE TV, INC. ("21st Century"), an Illinois corporation.

     In consideration of the mutual covenants,, terms and conditions herein contained, the parties agree as follows:

1.0. PURPOSE AND CONSTRUCTION OF AGREEMENT

     1.1 21st Century provides or intends to provide certain telecommunication services to residents of the portions of ComEd's service territory set forth in Exhibit A to this Agreement. Exhibit A may be amended at any time during the Term. of this Agreement by the mutual written consent of the parties. In order to expedite construction and otherwise save costs in providing such services, 21st Century desires to attach fiber optic-strands and/or cable wire, strand hardware and other associated equipment, hardware and power supplies to utility poles that are owned in whole or in part by ComEd within such service area.

     1.2 ComEd owns, both wholly and jointly with others, valuable pole plant, which it acquired and maintains at considerable cost and expense. ComEd is willing to permit the placement of the fiber optic strands and/or cable wire, strand hardware and other associated equipment, hardware and power supplies referred to above on certain of its poles that it owns in whole or in part, provided that (i) it receives appropriate compensation as set forth in this Agreement, (ii) it is protected from all liability that may result therefrom as set forth in this Agreement, and (iii) such attachments do not materially interfere with its own service and operating requirements, including considerations of economy and safety.

     1.3 This Agreement is not intended, and shall not be construed, to authorize any action by 21st Century that would adversely affect the quality or reliability of the electric service provided by ComEd. Nor shall it be construed so as to preclude ComEd from taking any action that it considers necessary to maintain the reliability or quality of such electric service or to ensure the safety of its employees or the public.

     1.4 The parties agree that it would serve their mutual economic and other interests for 21st Century, under the conditions set out herein and to the extent it may lawfully do so, to attach
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its fiber optic strands and/or cable wire, strand hardware and other associated equipment, hardware and power supplies to the pole plant owned by ComEd, pursuant to the conditions set forth below and in return for payment to ComEd of the fees set forth in this Agreement, where such attachment will not materially interfere with ComEd's service and operating requirements. Through this Agreement, ComEd intends to give 21st Century licenses to use particular poles in the manner and for the purpose set forth herein. No easement rights, interest in real estate or other interest in property is granted or intended to be granted by this Agreement. No use, however extended, of ComEd poles under this Agreement shall create or vest in 21st Century any ownership or property rights in ComEd's poles.

     1.5 21st Century acknowledges that this Agreement was negotiated between ComEd and 21st Century, that 21st Century has had an adequate opportunity to review the Agreement and to suggest or request changes thereto, that it has made an independent assessment of the business risks and benefits of entering into this Agreement, that based on this evaluation 21st Century desires to enter into this Agreement, and that the Agreement is, as a whole, just and reasonable.

2.0  DEFINITIONS.

     2.1 "Attachment" means the fiber optic strand or cable wire, strand or wire hardware or equipment mounted on the strand or wire, including but not limited to the cable, amplifiers, and splice boxes that are used in providing 21st Century Service. An Attachment is placed "on," or is "attached to," a ComEd Pole if any portion of it is physically located on the ComEd Pole, if any portion of it is located within 10 feet of the ComEd Pole, or if any portion of it precludes the use of the adjacent ComEd Pole space by others.

     2.2 "21st Century Service" means the broad band telecommunication services provided by 21st Century to its customers, including community antenna television service which is operated to perform for hire the service of receiving and distributing video and audio program signals by wire, cable or other means to members of the public who subscribe to such service.

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     2.3  "ComEd Poles" means wooden poles included in ComEd Account 364 that
ComEd owns in whole or in part.

     2.4  "Effective Date" means the date ComEd executes this Agreement.

     2.5 "Facility" or "Facilities" means equipment and hardware other than, and incidental to, the Attachment or Power Supply, such as, but not limited to, vertical risers and grounding wires, that are used in providing 21st Century Service and that are placed on ComEd Poles in conjunction with placement of the Attachment or Power Supply. A facility is placed "on," or is "attached to," a ComEd Pole if it is physically located on the pole, if it is located within 10 feet of the ComEd Pole, or if it precludes the use of the adjacent ComEd Pole space by others.

     2.6 "Power Supply" means the 21st Century power supply mounted on or by a ComEd Pole. A power supply is placed "on," or is "by" a ComEd Pole if it is physically located on the pole, if it is located within 10 feet of the ComEd Pole, or if it precludes the use of the adjacent ComEd Pole space by others.

3.0  AUTHORITY FOR ATTACHMENTS.

     3.1 21st Century agrees that it will, at its own expense, procure and maintain any and all easements, licenses, consents, franchises, certifications, permits, approvals or authorizations .that it may require to engage in business and to use public streets and thoroughfares in the area served, or for the placement of its Attachments, Facilities or Power Supplies by any property owners or by any municipal, state or governmental agency having jurisdiction. ComEd may, at its discretion, request evidence that all such approvals or authorizations have been obtained and are in full force and effect.

     3.2 21st Century shall not place any Attachment, Facility, or Power Supply on ComEd Poles until after the Effective Date of this Agreement and shall not place any Attachment, Facility, or Power Supply on ComEd Poles until written permission has been requested and granted as provided in Section 4 of this Agreement, all conditions of such

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permission have been satisfied, and all necessary licenses, easements, consents, franchises, certifications and permits have been obtained by 21st Century.

     3.3 21st Century agrees to not place any Attachment, Facility, or Power Supply on ComEd Poles until all necessary makeready work, as set forth in
Section 5 of this Agreement, has been performed by ComEd.

4.0  APPLICATIONS FOR PERMISSION TO PLACE ATTACHMENTS.

     4.1 21st Century shall submit a written Application for Permission to Make Attachment("Application"), to ComEd, substantially in the form of attached Exhibit B-1, for the placement of each proposed Attachment, Facility, or Power Supply, specifying the location of the ComEd Pole, the nature of the placement sought, and the date proposed for such placement.

     4.2 ComEd will indicate on the Application the replacements, changes and rearrangements to the facilities, equipment or plant of ComEd or other joint owners or users of the ComEd Pole that will be necessary to accommodate the proposed placement of 21st Century's Attachments, Facilities or Power Supplies and the estimated cost of such replacements, changes or rearrangements to be charged to 21st Century ("Marked Application"). Such estimates shall be based on fully allocated costs and will include all direct and indirect costs for labor, time, service and applicable administrative overheads, and will be made in accordance with ComEd's General Order 25, as that order may be amended from time to time. Within thirty (30) days of receipt of the Application, ComEd will return the Marked Application to 21st Century.

     4.3 If after receiving the Marked Application, 21st Century still desires to place the identified Attachments, Facilities or Power Supplies on ComEd Poles under the conditions indicated, and to pay the costs estimated, 21st Century shall return the Marked Application to ComEd to indicate acceptance.

     4.4 ComEd reserves the right to deny any Application when it believes that the proposed placement of an Attachment, Facility or Power Supply would adversely affect current or proposed utilization of the ComEd Poles by ComEd or other owners, or would otherwise

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adversely affect ComEd's service or operations. ComEd further reserves the right to specify conditions under which the placement of an Attachment, Facility or Power Supply that would otherwise be denied will be permitted.

     4.5 When an Application is granted as provided herein, a permit will be issued by ComEd substantially in the form of attached Exhibit B-2.

5.0  MAKEREADY.

     5.1 21st Century agrees to pay in advance the estimated cost of replacements, changes and rearrangements necessary to accommodate the placement of 21st Century's Attachments, Facilities or Power Supplies, as shown on the Application. ComEd shall make such replacements, changes and rearrangements upon receipt of such payment in due course and pursuant to a schedule which will not interfere with ComEd's other responsibilities and duties, unless 21st Century requests, and ComEd agrees to, an expedited makeready schedule as set forth in this Section.

     5.2 21st Century may request in writing that all or part of the makeready work be performed on an expedited schedule. If 21st Century makes a request, ComEd may, in its discretion, accept or deny such request. If ComEd agrees to undertake such expedited makeready, ComEd and 21st Century will negotiate a schedule acceptable to both, which schedule will be confirmed in writing. 21st Century agrees to pay ComEd 1.5 times its costs as estimated pursuant to Paragraph 5.1 (including overtime labor costs) for all work performed according to any such expedited schedule.

     5.3 21st Century agrees to also pay the costs (to the extent not paid pursuant to Paragraphs 5.1 or 5.2 above), when billed, for any engineering work performed by ComEd, including any analysis, survey or inspection of the proposed route of 21st Century's Attachments, Facilities or Power-Supplies, or the preparation of engineering documentation or work orders and drawings for any replacements, changes and rearrangements of ComEd Poles and facilities or the facilities of other users, that may be necessary to accommodate 21st Century's Attachments, Facilities or Power Supplies, whether occurring prior or subsequent to the placement of any Attachments, Facilities or Power Supplies. 21st Century shall be entitled to reimbursement of

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such costs actually paid by 21st Century to the extent that ComEd receives reimbursement of such costs from other users.

     5.4 21st Century agrees to pay when billed the cost of any additional guying required to accommodate 21st Century's Attachments, Facilities or Power Supplies to the extent such costs are not paid pursuant to Paragraphs 5.1, 5.2, or 5.3 of this Section.

6.0  PROCEDURES FOR ATTACHMENT.

     6.1 21st Century agrees to make its Attachments, and place its Facilities and Power Supplies, in a safe and workmanlike manner, in accordance with ComEd's rules and regulations and in compliance with all applicable laws, rules and regulations imposed by any governmental unit or agency having jurisdiction. In particular, all placements of Attachments, Facilities, and Power Supplies coveted by this Agreement shall meet the requirements and specifications of 83 Ill. Admin. Code Part 305, as it may be amended from time to time, and all 21st Century workers shall be equipped for and conform to OSHA safety regulations.

     6.2 21st Century shall bond its Attachments at the first, last and tenth poles in each of its cable runs. 21st Century's cable shall be bonded to ComEd's multi-grounded neutral systems in accordance with ComEd's instructions. At ComEd's discretion, ComEd may bond 21st Century's cable to ComEd's systems. If ComEd chooses to perform the bonding, 21st Century agrees to pay when billed ComEd's costs for bonding 21st Century's cable to ComEd's systems.

     6.3 21st Century agrees that it will not place any Attachments on a ComEd Pole at more than one level without the express, written permission of ComEd.

     6.4 All cables shall be attached flush with the ComEd Pole except where otherwise indicated by ComEd in writing.

     6.5 Each Attachment and Power Supply shall be clearly labeled with 21st Century's name and a phone number where a representative of 21st Century can be reached, twenty-four (24) hours a day, to receive reports of problems with 21st Century's Attachments, Facilities or Power Supplies. 21st Century shall investigate all such reports in a timely manner.

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7.0  MAINTENANCE, REPAIR, RELOCATION, REMOVAL AND INSPECTION.

     7.1 ComEd will maintain the ComEd Poles and repair or replace ComEd Poles as necessary to fulfill its own service requirements. ComEd is not required to maintain any ComEd Poles for a period longer than demanded by its own service requirements. In the event that ComEd determines that it will no longer maintain a ComEd Pole on which 21st Century has placed an Attachment, Facility, or Power Supply, ComEd will send written notice to 21st Century that it will no longer maintain the ComEd Pole and may, at ComEd's discretion, offer 21st Century alternative pole space or the right to purchase the subject ComEd Pole pursuant to terms and conditions set forth in the offer.

     7.2 21st Century will at its oft expanse maintain its Attachments, Facilities, and Power Supplies placed on a ComEd Pole in a safe condition, in thorough repair, and in accordance with ComEd's rules and regulations and in compliance with all applicable laws, rules and regulations imposed by any governmental unit or agency having jurisdiction. In particular, all placements of Attachments, Facilities, and Power Supplies covered by this Agreement shall at all times meet the requirements and specifications of 83 Ill. Admin. Code
Part 305, as it may be .amended from time to time, and all 21st Century workers shall be equipped for and conform to OSHA safety regulations. 21st Century agrees to maintain its Attachments, Facilities, and Power Supplies in such a manner as will not interfere with the use of any ComEd Pole or facilities placed thereon by ComEd or other users and shall exercise special precautions to avoid damaging ComEd's property and facilities or the property and facilities of other parties on the ComEd Poles. Upon notice by ComEd that any Attachment, Facility, or Power Supply is interfering with or endangering equipment, property or facilities of ComEd or other pole users, 21st Century agrees that it will, at its own expense, immediately take all steps necessary to remedy such interference or dangerous condition.

     7.3 21st Century may at any time remove its Attachments, Facilities or Power Supplies but shall immediately give ComEd written notice of such removal. No refund of fees or charges previously billed will be made upon such removal.

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     7.4  Upon notice from ComEd to 21st Century that the use of any ComEd Pole is forbidden by municipal or public authorities or property owners, the license granted by this Agreement covering the use of such ComEd Pole shall immediately terminate. 21st Century agrees to remove all of its Attachments, Facilities, and Power Supplies from such ComEd Pole at its own expense within thirty (30) days of receipt of such notice. However, if the municipal or public authority or property owner requires removal within less than thirty (30) days, then 21st Century agrees to remove all of its Attachments, Facilities, and Power Supplies from such ComEd Pole at its own expense within the time set by the municipal or public authority or property owner. No refund of fees or charges previously billed will be made upon such removal. If 21st Century fails to remove all of its Attachments, Facilities, and Power Supplies within the time set forth above, ComEd may, at its option, effect the removal and 21st Century agrees to pay, when billed, the costs of such removal.

     7.5 21st Century shall, at its own expense, upon notice from ComEd, relocate, replace or remove its Attachments, Facilities or Power Supplies, or transfer the Attachments, Facilities or Power Supplies to substitute poles, or perform any other work in connection with their relocation, replacement or removal that may be required by ComEd to accommodate the service or operating requirements of ComEd or any joint owner of a ComEd Pole. If 21st Century fails to perform any act or work pursuant to this Paragraph in a timely manner as set forth in ComEd's notice to 21st Century, ComEd may, at its option perform such act or work and 21st Century agrees to pay, when billed, ComEd's costs and expenses. 21st Century may request in writing that ComEd relocate, replace or renew 21st Century's Attachments, Facilities or Power Supplies, or transfer the Attachments, Facilities or Power Supplies to substitute poles, or perform any other work in connection with their relocation, replacement or removal. ComEd may, in its sole discretion, accept or reject 21st Century's written request.
If ComEd accepts 21st Century's written request, 21st Century will pay ComEd its costs and expenses within thirty (30) days from the date that a bill for such costs and expenses is rendered by ComEd. ComEd's decision to reject 21st Century's request that ComEd perform work pursuant to this Paragraph shall not relieve 21st Century of its duties and obligations under this Paragraph.

     7.6 If 21st Century places any Attachments, Facilities or Power Supplies on ComEd Poles in violation of Section 3 of this Agreement, or fails to remove all Attachments, Facilities, and Power Supplies following termination of this Agreement, ComEd may remove such

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Attachments, Facilities or Power Supplies without incurring any liability and without any duty to account to 21st Century for the removed property. ComEd will bill 21st Century for the expense of removal and 21st Century will pay ComEd such expenses within thirty (30) days from the date of each such bill rendered by ComEd. The rights contained in this Paragraph are in addition to all other rights ComEd has under this Agreement including, but not limited to, ComEd's right to terminate the Agreement and ComEd's right to collect charges for unauthorized placement of Attachments, Facilities or Power Supplies.

     7.7 If ComEd determines that its own service or operating requirements, including but not limited to considerations of economy and safety, require the immediate relocation, replacement, removal or disconnection of any-of the Attachments, Facilities or Power Supplies located on any ComEd Pole, ComEd may, without notice and at its own expense, affect such relocation, replacement, removal or disconnection, and may, but need not, transfer the facilities to substitute poles, or perform any other work that may be required in the maintenance, replacement, removal or relocation of poles, or facilities located thereon, or that may be otherwise required to meet the service or operating needs of ComEd. ComEd shall give 21st Century notice of any such change in 21st Century's facilities that requires subsequent attention by 21st Century.

     7.8 ComEd also reserves the right to make periodic inspections of the entire plant of 21st Century located within ComEd's service area, or a portion of that plant, as often as conditions warrant. The cost of such inspection will be borne by 21st Century. ComEd will bill 21st Century for the cost of such inspection and 21st Century will pay ComEd such cost within thirty (30) days from the date of each such bill rendered by ComEd. If ComEd determines that corrections or changes need to be made to any of 21st Century's Attachments, Facilities or Power Supplies in order to ensure ComEd's service or operating requirements, including considerations of economy and safety, 21st Century will make such corrections or changes at its own expense, in a timely manner.

     7.9 Neither the occurrence nor the nonoccurrence of any inspection will relieve 21st Century of any responsibility, obligation or liability assumed under this Agreement.

8.0  CHARGES.

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     21st Century agrees to pay ComEd all fees and charges set forth in this
Section within thirty (30) days from the date of each bill rendered by ComEd.

     8.1  Annual Fee.
          ----------

          8.1.1 Century agrees to pay *** per year for each Attachment or Power Supply for which 21st Century has been issued a permit to attach to or place on a ComEd Pole. Such Annual Fee shall be paid in the year that ComEd grants a permit for the placement of such Attachment or Power Supply and thereafter will be payable on or before the first day of January of each year during which this Agreement remains in effect.

          8.1.2 Payment of the Annual Fee to ComEd shall not in ,-any way affect 21st Century's obligations or duties to pay monies, whether in the form of fees, charges, or otherwise, to any joint owner of a ComEd Pole.

     8.2  Charge for Unauthorized Attachment:   21st Century recognizes that
          ----------------------------------
ComEd incurs administrative and other expenses when an unauthorized placement is made on a ComEd Pole. Accordingly, 21st Century agrees to pay ComEd *** per ComEd Pole for each Attachment or other placement made by 21st Century in violation of Section 3, or any other Section, of this Agreement. This charge will be paid in addition, and without prejudice, to any of the other rights and remedies ComEd may have under this Agreement in the event of 21st Century's violation of the terms and conditions of this Agreement, including but not limited to ComEd's right to collect an Annual Fee for the ComEd Pole on which the unauthorized placement is made, ComEd's right to remove or relocate the Attachment, Facility, or Power Supply, and ComEd's rights to terminate this Agreement.

     8.3  Interest.  21st Century agrees to pay interest at *** on all rates and
          --------
charges not timely paid, on and from the date that payment is due.

     8.4  Taxes.  Each party will be solely responsible for any taxes or
          -----
assessments levied on any of its wires, cables, equipment or facilities.

___________________
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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9.0  RESOLUTION OF DISPUTES.

     9.1 The parties agree to address disagreements and disputes relating to technical fee and billing issues arising in the implementation of this Agreement through the procedures set forth in this Section before resorting to legal proceedings.

     9.2 Each party shall designate an employee who will be the "Dispute Coordinator" for purposes of this Section and a more senior employee who will be the "Review Manager" for purposes of this Section. The employees initially designated by each party as their Dispute Coordinators and Review Managers are set forth in Exhibit C to this Agreement. Parties may change such designation by giving notice of such change pursuant to Section 18 of this Agreement.

     9.3 Each party shall raise any questions, disagreements or disputes, of the type described in Paragraph 9.1, arising in the implementation of this Agreement with the Dispute Coordinator.

     9.4 Where the Dispute Coordinators have been unable to resolve any such disagreement or dispute, within thirty (30) days of notice of such dispute, the parties will refer such disagreement or dispute to the Review Managers for the respective parties who will work together to resolve the relevant issue in a manner that meets the interests of both parties.

     9.5 If the parties, after complying with the provisions of Paragraphs 9.3 and 9.4, are unable to resolve the disagreement or dispute within sixty (60) days, and the dispute involves more than One Hundred Thousand Dollars ($100,000.00), they agree to submit such disagreement or dispute to a neutral independent mediator for non-binding mediation. If a mediator cannot be agreed upon, one will be selected by the CPR Institute for Dispute Resolution.

     9.6 The parties agree that the following timetable shall apply to the resolution of all matters, unless an extension is agreed to by the parties: (i) for all billing matters, the mediation shall be completed within thirty (30) days of the date that the aggrieved party provides notice to

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the other party that mediation is required; and (ii) for all other matters, mediation shall be completed within sixty (60) days of the date the aggrieved party provides notice to the other party that mediation is required.

10.0 LIABILITY AND INDEMNIFICATION.

     10.1 ComEd has the right to maintain, replace, relocate, and remove ComEd Poles and to maintain, replace, relocate, remove, and operate its facilities in such manner as will enable it to fulfill its own service requirements. ComEd shall not be liable to 21st Century, or any customer of 21st Century, or any other person, for any interruption of service or for any interference with the operation of 21st Century's Attachments, Facilities, Power Supplies, or other equipment arising in any way out of such maintenance, replacement, relocation, removal or operation.

     10.2 ComEd will not be liable for any noise, induced voltages, currents or other interference in the facilities owned by 21st Century.

     10.3 21st Century agrees to indemnify, hold harmless and defend ComEd from and against any and all claims and demands for damages to property, or for injury or death to persons, that are related to, arise out of, or are caused by, the placement of 21st Century's Attachments, Facilities, and Power Supplies, including claims arising out of or related to repair and maintenance work performed by 21st Century, its employees, agents, contractors or subcontractors. This indemnification shall include, but not be limited to, claims made under any workman's compensation law or under any plan for employee's disability and death benefits (including, without limitation, claims and demands that may be asserted by employees, agents, contractors, and subcontractors). 21st Century shall immediately notify ComEd of any such claims, demands, damages, injuries or deaths, and shall provide a written report, or other pertinent material or information if requested.

     10.4 21st Century agrees to indemnify ComEd, its successors and assigns, against any and all claims and demands for damages or losses resulting from any interruption of 21st Century's or ComEd's service, or the service of ComEd's or 21st Century's customers, if such interruption in service arises out of or is in any way related to the exercise by 21st Century of rights granted under this Agreement.

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     10.5 21st Century agrees to be liable for and promptly reimburse ComEd or other ComEd Pole users for expenses incurred in repairing or replacing ComEd Poles or facilities damaged or destroyed if such damage or destruction is caused, in whole or in part, by the presence on ComEd Poles of 21st Century's Attachments, Facilities or Power Supplies, or by an act, acts or failure to act on the part of 21st Century, its agents, employees, contractors, sub-contractors or customers.

     10.6 21st Century's duties and obligations to indemnify ComEd shall survive termination of this Agreement.

11.0 REPRESENTATIONS AND WARRANTIES.

     11.1 Power and Authority.  Each party represents and warrants that it is a
          -------------------
corporation duly organized, validly existing, in good standing under the laws of the State in which it is incorporated and has full power and authority to execute this Agreement and undertake the responsibilities and obligations
 .contemplated by it.

     11.2 Enforceability.  Each of the parties represents and warrants that the
          --------------
execution and performance of this Agreement have been duly authorized by all necessary corporate actions, that the Agreement constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, and that they have independently reviewed the Agreement, including the charges set forth in Section 8, and concluded that the Agreement is just and reasonable.

     11.3 Insurance. 21st Century represents and warrants that it maintains and
          ---------
will continue to maintain policies of insurance to protect the parties to this Agreement and other users from and against any and all claims, demands, actions, judgments, costs, expenses and liabilities that may arise or result, directly or indirectly, from or by reason of any loss, injury, or damage due to 21st century's placement of its Attachments, Facilities, or Power supplies on ComEd Poles so long as this Agreement is in effect. 21st Century represents and warrants that during the entire Term of this Agreement it will carry Workman's Compensation Insurance and each of the

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following types of insurance in amounts acceptable to ComEd, but, in no event, less than *** as to any one person and *** as to any one occurrence: (i) property liability insurance, (ii) personal injury liability insurance, and
(iii) general liability insurance. 21st century represents and warrants that ComEd shall be named as an additional insured on each such policy of insurance. 21st Century agrees to submit to ComEd certificates from each insurance company stating the named insureds and the type, amount and term of the insurance and further stating that the insurance company will not cancel or change any policy of insurance issued to 21st Century except after thirty (30) days' written notice to ComEd.

     11.4 Bond. 21st Century represents and warrants that during the entire Term
          ----
of this Agreement it will maintain a bond to guarantee the payment of all sums that may become due from 21st Century to ComEd under the terms of this Agreement. At the time this Agreement becomes effective, 21st Century agrees to furnish a bond to ComEd in the amount shown on the Bond Schedule attached as Exhibit D for the number of ComEd Poles being used throughout the term of this Agreement. The bond shall be in a form and with a surety acceptable to ComEd. If 21st Century's use of ComEd Poles at any time exceeds the number of poles covered by the bond, 21st Century represents and warrants that it will immediately raise the total bond amount to the level which satisfies the requirement set forth in the Bond Schedule.

12.0 DEFAULT, TERMINATION AND OTHER REMEDIES.

     12.1 Either party may terminate this Agreement upon the discovery of a breach of the other party of one of the representations or warranties set forth in this Agreement and upon written notification to the other party.

     12.2 Either party may terminate this Agreement upon the default of the other party if the default is not timely cured after written notification.

     12.3 If 21st Century fails to comply with any of the provisions of this Agreement, it shall be in default and ComEd shall provide written notification of the default. If 21st Century fails to correct the default within thirty (30) days after receiving written notice of such default, then ComEd may, at its discretion, terminate this entire Agreement or terminate a permit or

__________________
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

permits granted pursuant to Section 4 this Agreement to place Attachments, Facilities or Power Supplies on any particular ComEd Poles. These remedies are not exclusive, but are in addition to all other rights and remedies that ComEd may have.

     12.4 If at any time 21st Century loses a franchise to use the public streets and highways in any area included in Exhibit A to this Agreement, ComEd may terminate this entire Agreement or terminate a permit or permits granted pursuant to Section 4 of this Agreement.

     12.5 Upon termination of any permit to use ComEd Poles granted pursuant to this Agreement, or upon termination of the entire Agreement, 21st century agrees to immediately remove all Attachments, Facilities, and Power Supplies from all ComEd Poles affected by the termination at its own cost. If 21st Century fails to do so, ComEd may remove the Attachments, Facilities or Power Supplies without incurring any liability and without any duty to account to 21st Century for the removed property. ComEd will bill 21st Century for the expense of removal and 21st Century will pay ComEd such expenses when billed by ComEd.

     12.6 In the event that 21st Century defaults under this Agreement and ComEd elects to terminate this Agreement, or upon termination of this Agreement, 21st Century shall not be relieved of its duties or obligations under this Agreement so long as any 21st Century Attachment, Facility, or Power Supply remains on any ComEd Pole.

     12.7 Unless this Agreement is otherwise terminated in its entirety, this Agreement shall automatically terminate on the last day of the Term of this Agreement as defined in Section 19'.

13.0 ASSIGNMENT.

     13.1 21st Century agrees that it will not assign or transfer the privileges granted by this Agreement without the prior written consent of ComEd, which consent will not be unreasonably withheld. 21st Century recognizes that ComEd will incur administrative and other expenses when it investigates a request to assign or transfer the privileges granted by this Agreement and 21st Century agrees to pay all such reasonable costs when billed.

     13.2 An unauthorized assignment or transfer of this Agreement includes, but is not limited to, 21st Century explicitly granting permission or otherwise allowing, explicitly or implicitly, any party other than 21st Century to use 21st Century Attachments, Facilities or Power supplies, or any portion thereof, which are placed on a ComEd Pole.

     13.3 This Agreement shall extend to and be binding upon any successors or assigns of 21st Century, whether or not written permission for assignment or transfer has been granted, and on ComEd's successors and assigns.

     13.4 21st Century will not be released of any of its duties or obligations under this Agreement, including, but not limited to 21st Century's duties and obligations to indemnify ComEd as set forth in Section 10 of this Agreement, except by the express written consent of ComEd. ComEd's consent to the assignment or transfer of all or part of this Agreement shall not constitute consent to release 21st Century of any of its duties or obligations under this Agreement unless such intent is explicitly set forth by ComEd in writing.

     13.5 21st Century recognizes and agrees that ComEd will incur extra administrative and other expenses if 21st Century makes an unauthorized assignment or transfer of this Agreement. Accordingly, to cover such administrative costs, 21st Century agrees to pay ComEd *** for each unauthorized assignment or transfer of this Agreement. These charges will be made in addition, and without prejudice, to any of the other rights and remedies ComEd may have under this Agreement in the event of 21st Century's violation of the terms and conditions of this Agreement, including but not limited to ComEd's right to collect Annual Fees, ComEd's right to remove or relocate unauthorized placements of Attachments, Facilities or Power Supplies, and ComEd's right to terminate this Agreement.

14.0 OTHER USERS.

    This Agreement does not limit the right of ComEd to make additional contracts with other persons, firms, corporations, or associations for use of ComEd Poles or facilities placed thereon, nor is it intended to limit the rights or privileges previously conferred by ComEd to others.

__________________
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

15.0 WAIVER OF TERMS OR CONDITIONS.

     15.1 The failure of ComEd to enforce or insist on compliance with any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment of any such terms or conditions.

     15.2 The acceptance of payment by ComEd of any of the fees or charges set forth in this Agreement shall not constitute a waiver of any breach or violation of the terms of this Agreement.

16.0 COMPLIANCE WITH APPLICABLE LAWS.

     21st Century agrees to comply with all applicable laws, rules and regulations relating to the installation, maintenance and use of its Attachments, Facilities, and Power Supplies. 21st Century is solely responsible for identifying and complying with all such rules and regulations.

17.0 REGULATORY APPROVAL.

     17.1 This Agreement may be filed with, and may be subject to the approval of, the Illinois Commerce Commission. If this Agreement is subject to the approval of the Illinois Commerce Commission, the parties agree to jointly seek such approval; if the Commission does not then grant such approval, this Agreement shall terminate as of the day such approval is denied.

     17.2 If the Annual Fee, or any other fee, charge or expense set forth in this Agreement is subject to the approval of the Illinois Commerce Commission, or any other administrative, judicial, or legislative body, and the Annual Fee or other fee, charge or expense is not approved by the Illinois Commerce commission or other administrative, judicial, or legislative body, this Agreement shall terminate as of the day such approval is denied.

18.0 NOTICE.

     Except where otherwise indicated, notices required under this Agreement shall be sufficient if sent by certified mail return receipt requested, postage prepaid, to the parties at the addresses set forth below, or to such other addresses as the parties may hereafter substitute by written notice given in the manner prescribed in this Paragraph.

               If to Commonwealth Edison Company:

               Chris Patchaouras
               Commonwealth Edison Company
               1319 South First Avenue
               Maywood, Illinois 60153

               With a copy to:

               Commonwealth Edison Company
               Office of the General Counsel
               125 South Clark Street, Suite 1535
               Chicago, Illinois 60603

               If to 21st Century Cable TV, Inc.:

               (insert name)
               21st Century Cable TV, Inc.
               North Pier Terminal
               401 East Illinois Street Suite 535
               Chicago, Illinois 60611

19.0 TERM OF AGREEMENT

     This Agreement shall become effective as of the Effective Date and shall remain in affect for a period of *** years unless otherwise terminated pursuant to this Agreement.

____________________
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

     19.1 Option To Renew. 21st Century shall have an option to renew this
          ---------------
Agreement for one additional *** year term provided that 21st Century is not in default under the terms and conditions of this Agreement and provided 21st Century agrees to pay the fee indicated on Exhibit E attached hereto and all other fees stated herein.

20.0 AMENDMENT.

     Neither this Agreement nor any of the provisions hereof can be amended, changed, waived, discharged or terminated, except by an instrument in writing signed by both parties.

21.0 ATTORNEYS' FEES, WAIVER OF JURY TRIAL.

     If either party institutes an action or proceeding against the other relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action or proceeding will reimburse the successful party therein for the reasonable expenses of attorneys fees, disbursements and costs, and litigation expenses incurred by the successful party, in an amount awarded by a court. The parties each hereby waive the right (if any) to trial by jury in any such action or proceeding.

22.0 ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement between ComEd and 21st Century. --This Agreement supersedes, in all respects, all prior written or oral agreements, if any, between the parties and there are no agreements, understandings, warranties or representations between ComEd and 21st Century except as set forth herein.

23.0 CONSTRUCTION OF AGREEMENT.

     ComEd and 21st Century have each read and fully understand the terms of this Agreement; each has had the opportunity to have this Agreement reviewed by counsel. The rule of construction providing that ambiguities in a contract shall be construed against the drafter shall not apply.

________________________
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

24.0 ATTACHMENTS.

     All schedules or attachments annexed hereto are incorporated herein for all purposes as though set forth herein in full.

25.0 APPLICABLE LAW.

     The laws of the State of Illinois shall govern the construction of this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement.

                              COMMONWEALTH EDISON COMPANY

                              By:  /s/  Paul D. McCoy
                                  --------------------------------
                              Printed Name:  Paul D. McCoy
                                            ----------------------
                              Title:  Vice President
                                     -----------------------------
                              Date:  4/3/96
                                    ------------------------------

                              21ST CENTURY CABLE TV, INC.


                              By:  /s/  Glenn W. Milligan
                                  --------------------------------
                              Printed Name:  Glenn W. Milligan
                                             ---------------------
                              Title:  President & CEO
                                     -----------------------------
                              Date:  3/26/96
                                     -----------------------------

                                   Exhibit A



                                 [SURVEY MAP]

                                   Exhibit B



              [B-1 Application for Permission to Make Attachment
              B-2 Permit granting permission to make attachment]

                                   Exhibit C

Commonwealth Edison Company
---------------------------
     Dispute Coordinator:
     Chris Patchaouras
     Commonwealth Edison Company
     1319 South First Avenue
     Maywood, Illinois 60153

     Review Manager:

     Gregory V. Welch
     Commonwealth Edison Company
     1319 South First Avenue
     Maywood, Illinois 60153

21st Century Cable TV, Inc.
--------------------------

     Dispute Coordinator:
     [insert name, address and telephone number]
     Review Manager:
     [insert name, address and telephone number]

                                   EXHIBIT D
                                 BOND SCHEDULE
                                 -------------

                                          AMOUNT OF BOND REQUIRED
               NUMBER OF POLES                  EDISON POLES
               ---------------                  ------------
                    0-100                          ***
                  101-200                          ***
                  201-300                          ***
                  301-400                          ***
                  401-500                          ***
                  501-600                          ***
                  601-700                          ***
                  701-800                          ***
                  801-900                          ***
                 901-1000                          ***
                1001-2200                          ***
                2200 - up                          ***

In the event that Licensee has executed more than one Pole Lease Agreement, Licensee may, with Licensor's written permission, in lieu of furnishing a single bond for each such agreement, furnish either (1) a single bond which covers the obligations under all such Agreements, or (2) two or more bonds, each of which is written in an amount called for under this Bond Schedule for the total number of poles for which permits for pole attachments have been granted in the areas
                   -------
to which the Agreements covered by any such bond relate.

* Plus $*** for each 100 poles in excess of 1,000 poles. The amount of bond required, up to a maximum of $***, shall be equal to or in excess of the amount thus determined for the number of Edison poles covered by approved permits. In
                                                          ----------------
order to minimize the need for frequent change in the Bond amount, it is recommended the amount be such that it cover proposed expansion by the COMM
                                                                       ----
Company within the succeeding six to twelve months.

____________________
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                     COMMUNICATION (COMM) GUY REQUIREMENTS
                     -------------------------------------
                        POLES SOLELY OWNED BY EDISON OR
                        -------------------------------
                       JOINTLY OWNED WITH A TELEPHONE CO
                       ---------------------------------

1. Guy strain due to COMM shall be calculated for heavy ice loading conditions specified in 83 Ill. Admin. Code Part 305.

2. COMM may provide its own guy, rod and anchor to hold its unbalanced strain or may utilize Edison and telephone company anchor and rod providing COMM specifies its strain in down guy an permit application sent to Edison and the telephone company and providing Edison and the telephone company approve the installation or upon telephone company approval may utilize solely owned telephone company guying facilities.

3. COMM shall provide for guying under one of the following plans to hold unbalanced strain due to facilities.

          a. COMM may install its anchor, rod and down guy, providing sufficient space exists to avoid interference with present guys and anchors --- during and following installation.

          b. COMM may attach to an existing or replaced Edison anchor rod (requires Edison approval only).

          c. COMM may utilizing, replaced or new solely owned telephone company anchors, rods and guys, or attach COMM guy to sale telephone company rod and anchor (requires telephone company approval only).

          d. COMM may utilize existing or replaced telephone company guy and jointly owned Edison and telephone company rod and anchor (Edison and telephone company approval required).

                                    [CHART]

                  POLE MOUNTED COMMUNICATION (COMM)) CABINET
                      ON JOINT EDISON & TELEPHONE CO POLE
                           (ONLY 1-CABINET PER POLE)


                                    [CHART]

Notes:

1. COMM shall not place power supply or other pole mounted equipment cabinets on:

     (a)  Corner poles
     (b)  Transformer poles
     (c)  Capacitor poles
     (d)  Disconnect and/or fuse poles
     (e)  Recloser poles
     (f)  Primary-cable terminal poles
     (g) Other equipment poles so designed by local forces
     (h) Any joint pole so designated by telephone co.
     (i)  Any pole with a telephone co.

2. The COMM System shall be designed in such a way that no power supply can be electronically backed from another power supply through the COMM Systems.

                           MINIMUM CLEARANCE BETWEEN
                   EDISON & COMMUNICATION (COMM) FACILITIES


                                    [CHART]



Notes:

1. Telephone company will specify clearances between telephone and Communication facilities.

2. On each jointly used pole, standard or special space assigned to Edison and uppermost height of communication facility attachment in telephone space varies with height of pole, and mutual agreement between Edison and each telephone company.

3. Vertical separation shall be a minimum of 48" between pole attachments and a minimum of 40" between bottom of supply conductors and top of communication equipment.

4. On solely owned Edison poles, Edison will specify maximum attachment height for Communication facilities.

                          MINIMUM MID SPAN CLEARANCES



                                    [CHART]

                                      -28-